UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 9, 2013
Date of Report (Date of earliest event reported)

GREENLITE VENTURES INC.
(Exact name of registrant as specified in its charter)

N/A
(Former name or former address if changed since last report)

NEVADA	000-51773	91-2170874
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 201, 810 Peace Portal Drive
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 318-3028
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01       REGULATION FD DISCLOSURE

The following information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Corporate Update

In September 2012, Greenlite Ventures Inc. (the “Company”) entered into a revised letter of intent (the “Letter of Intent”) for the acquisition of 66.67% of Advantag AG (“Advantag”), a German based company that is engaged in the business of marketing and trading carbon credits. Closing was subject to, among other things, the Company having cash of not less than $500,000, the Company having no significant liabilities at closing and the principal shareholder of Advantag being satisfied that the market for the Company’s common shares has the strength and liquidity necessary to advance its business (the “Financial Requirements”). The Company has not been able to raise sufficient funds to permit it to meet the Financial Requirements and did not meet the Financial Requirements before the Letter of Intent expired on December 31, 2012. The Company is pursuing other possible business arrangements with Advantag.

The Company is considering a significant reverse split because the Company is having difficulties raising funds with a sub USD $0.01 share price.

In order to raise short terms funds and pay its liabilities, the Company intends to issue up to 400 10% unsecured notes (in denominations of $500) due December 31, 2015.

In addition, the Company is currently seeking other opportunities to enhance or compliment its carbon offset marketing business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLITE VENTURES INC.
Date: January 9, 2012
	By:	/s/ Howard Thomson
HOWARD THOMSON
President and Chief Executive Officer